MOORE  &  ASSOCIATES,  CHARTERED

      ACCOUNTANTS AND ADVISORS
      ------------------------
          PCAOB REGISTERED





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use, in the registrations statement on Form SB-2/A of Nano Holdings International Inc, of our report dated September 19, 2006 except as for notes 4 and 7, which are dated October 4, 2006, on our audit of the consolidated balance sheet of Nano Holdings International, Inc., as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2005 and 2004; as well as to our review report dated September 19, 2006, relating to our review of the consolidated balance sheet, consolidated statements of operations, stockholders' equity (deficit) and cash flows for the six months ended June 30, 2006; and the reference to us under the caption "Experts."



/S/  MOORE  &  ASSOCIATES,  CHARTERED
-------------------------------------
Moore  &  Associates  Chartered
Las  Vegas,  Nevada
October  6,  2006
Revised  October  25,  2006









       2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7511
                              Fax (702)253-7501

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